Exhibit 32

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Martin M. Koffel, the Chief Executive Officer of URS Corporation (the “Company”) and Kent P. Ainsworth, the Chief Financial Officer of the Company, do each hereby certify that, to the best of their knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended April 1, 2005, to which this Certification is attached as Exhibit 32 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2005	/s/ Martin M. Koffel

Martin M. Koffel Chief Executive Officer

Date: May 10, 2005	/s/ Kent P. Ainsworth

Kent P. Ainsworth Chief Financial Officer